EXHIBIT 4.1



                    INDEPENDENT AUDITOR'S CONSENT
          -------------------------------------------------

     We have issued our report dated January 21, 1998 on the statement of net assets and related portfolio of Ranson Unit Investment Trusts Series 63 as of January 21, 1998 contained in the Registration Statement on Form S-6 and in the Prospectus. We consent to the use of our report in the Registration Statement and in the Prospectus and to the use of our name as it appears under the caption "Independent Auditors".




                                     ALLEN, GIBBS & HOULIK, L.C.

Wichita, Kansas
January 21, 1998